Exhibit 99.1

                              OFFICER'S CERTIFICATE

      In connection with the Annual Report of Envirokare Tech, Inc. (the "Company") on Form 10-KSB for the period ended December 31,2002, as filed with the Securities and Exchange Commission on March 28, 2003 (the "Report"), I, George Kazantzis, President, Interim Chief Executive Officer and Treasurer (Principal Executive Officer and Principal Financial Officer) of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


      IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 14th day of April, 2003.


                                         /S/    GEORGE KAZANTZIS
                                         -----------------------
                                         Name:  George Kazantzis
                                         Title: President, Interim Chief
                                                Executive Officer and Treasurer
                                                (Principal Executive Officer
                                                and Principal Financial Officer)